Exhibit 32.2

CERTIFICATION OF
CHIEF FINANCIAL OFFICER
OF GROUP 1 AUTOMOTIVE, INC.
PURSUANT TO 18 U.S.C. § 1350

In connection with the accompanying report on Form 10-Q for the three month period ended September 30, 2004, and filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Robert T. Ray, Chief Financial Officer of Group 1 Automotive, Inc. (the “Company”), hereby certify, to the best of my knowledge, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 9, 2004

/s/ Robert T. Ray

Robert T. Ray
Chief Financial Officer

          A signed original of this written statement required by Section 906 has been provided to Group 1 Automotive, Inc. and will be retained by Group 1 Automotive, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.